Exhibit 10.38
Omnibus Amendment to Employment Agreement and Stock Option Agreement
WHEREAS, Accretive Health, Inc. (the “Company”) and Stephen F. Schuckenbrock (“Schuckenbrock”) entered into that certain Employment Agreement, dated as of April 2, 2013, setting forth the terms and conditions of Schuckenbrock’s employment by the Company and certain additional terms in connection with Schuckenbrock’s membership on the Company’s Board of Directors (the “Board”); and
WHEREAS, pursuant to the Employment Agreement, Schuckenbrock and the Company entered into that certain Stock Option Agreement, dated as of April 3, 2013 (the “Option Agreement”), setting forth the terms and conditions of a grant by the Company to Schuckenbrock of a non-qualified stock option to purchase 2,903,801 shares of the Company’s common stock at a price of $9.56 per share; and
WHEREAS, Schuckenbrock voluntarily resigned as an employee of the Company in October 2014; and
WHEREAS, Schuckenbrock has delivered to the Company a notice of his resignation from the Board, with such resignation effective as of May 18, 2015; and
WHEREAS, in connection with Schuckenbrock’s resignation from the Board, Schuckenbrock and the Company desire to modify the Employment Agreement and the Option Agreement as set forth herein; and
WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Schuckenbrock agree as follows:

1.	Amendment to Section 9(d) of the Employment Agreement.
Section 9(d) of the Employment Agreement is hereby amended and restated in its entirety as follows:
(a)Voluntary Termination. In the event that the Executive terminates his employment and/or Board service hereunder prior to the then-scheduled expiration of the Term of Employment or Term of Board Service (as applicable) on his own initiative, other than by death, for Disability or in a Constructive Termination Without Cause, then the Term of Employment and/or Term of Board Service (as applicable) shall expire and the Initial Stock Option shall, to the extent (x) exercisable on the applicable Termination Date or (y) exercisable subsequent to the Termination Date pursuant to the last sentence of this Section 9(d), (i) remain exercisable for at least the lesser of 90 days following the Termination Date and the remainder of its maximum stated term, if such voluntary termination is prior to the first anniversary of the Start Date, or (ii) remain exercisable for the remainder of its maximum stated term, if such voluntary termination is on or after the first anniversary of the Start Date. No voluntary termination under this Section 9(d) shall be deemed a breach of this Agreement. Notwithstanding anything to the contrary set forth herein, in the event Executive terminates his Board Service prior to the then-scheduled expiration of the Term of Board Service, the portion of the Initial Stock Option that is unvested as of the date of such termination shall continue to vest and become exercisable in accordance with the vesting schedule set forth in Section 2(a) of the Option Agreement, and, for the avoidance of doubt, such vesting shall not be contingent upon any continued employment or Board service by Executive.”

2.	Amendment to Section 2(f) of the Option Agreement.
Section 2(f) of the Option Agreement is hereby amended and restated in its entirety as follows:
(a)In the event that the Term of Employment or Term of Board Service terminates under circumstances governed by Section 9(d) of the Employment Agreement (relating to voluntary terminations), then this option shall, to the extent (x) that it is exercisable as of the Termination Date or (y) that it becomes exercisable subsequent to the Termination Date pursuant to the last sentence of this Section 2(f), remain exercisable until (i) in the case of such voluntary termination prior to the first anniversary of the Grant Date, the earlier of 11:59 p.m. on the 90th day following such Termination Date and the tenth anniversary of the

Grant Date, at which time it shall expire to the extent that it has not yet been exercised, or (ii) in the case of such voluntary termination on or after the first anniversary of the Grant Date, 11:59 p.m. on the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised. Notwithstanding anything to the contrary set forth herein, in the event Optionee terminates his Board Service prior to the then-scheduled expiration of the Term of Board Service, the portion of this option that is unvested as of the date of such termination shall continue to vest and become exercisable in accordance with the vesting schedule set forth in Section 2(a) above, and, for the avoidance of doubt, such vesting shall not be contingent upon any continued employment or Board service by Optionee.

3.	Amendment to Section 2(j) of the Option Agreement.
Section 2(j) of the Option Agreement is hereby amended by adding the following sentence to the end of such Section 2(j):
“For the avoidance of doubt, this Section 2(j) shall remain applicable and in full force and effect following any termination by Optionee of his Term of Board Service and/or his Term of Employment.”

4.	Acknowledgement of Voluntary Resignation.

5.
The Parties hereby acknowledge that Schuckenbrock’s resignation from the Board constitutes a voluntary termination of Schuckenbrock’s Board service pursuant to Section 9(d) of the Employment Agreement and was completed at Schuckenbrock’s own initiative and that such resignation shall not be deemed to be a Constructive Termination Without Cause.

6.	No Further Amendments.
Except as otherwise set forth herein, each of the Employment Agreement and the Option Agreement shall remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 18th day of May, 2015.

/s/ Stephen F. Schuckenbrock
Stephen F. Schuckenbrock

Accretive Health, Inc.

By: /s/ Daniel Zaccardo_____________
Name:    Daniel A. Zaccardo
Title: Senior Vice President, General

2